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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                               Monthly Report
Certificateholder's Statement                   Series 1994-1                                                              Apr-96
Section 5.2                                         Class A          Class B       C Class         Class D          Total

(i)   Certificate Amount                        715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00   1,022,728,000.00
(ii)  Certificate Principal Distributed                   0.00            0.00            0.00                               0.00
(iii) Certificate Interest Distributed            3,194,703.75      432,251.46      460,889.24                       4,087,844.45
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000         0.0000000       0.0000000       0.0000000
Certificate Interest Distributed per $1,000          4.4625000       4.6958334       5.0069445
(iv) Principal Collections                       53,633,349.91    6,896,144.54    6,896,144.54    9,164,881.93      76,590,520.92
(v)  Imputed Yield Collections                   17,877,783.30    2,298,714.85    2,298,714.85    3,054,960.64      25,530,173.64
     Recoveries                                   2,283,583.07      293,621.77      293,621.77      391,478.67       3,262,305.28
     Interest Earned on Prefunded Accounts                0.00            0.00            0.00            0.00               0.00
   Total Imputed Yield Collection                20,161,366.37    2,592,336.62    2,592,336.62    3,446,439.31      28,792,478.92
	   Total Collections                     73,794,716.28    9,488,481.16    9,488,481.16   12,611,321.24     105,382,999.84
(vi) Aggregate Amount of Principal Receivables                                                                   1,260,818,804.98
     Invested Amount (End of Month)             715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00   1,022,728,000.00
     Floating Allocation Percentage                 56.7805617%      7.3008112%      7.3008112%      9.7339919%        81.1161759%
     Invested Amount (Beginning of Month)       715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00   1,022,728,000.00
     Average Daily Invested Amount                                                                               1,022,345,392.71
(vii)  Receivable Delinquencies
       Current             (As a % of Total Receivables)      1,303,517,041.57          77.54%
       30 Days to 59 Days  (As a % of Total Receivables)        116,104,362.88           6.91%
       60 Days to 89 Days  (As a % of Total Receivables)         53,125,543.28           3.16%
       90 Days and Over    (As a % of Total Receivables)        208,344,792.24          12.39%
		Total Receivables                             1,681,091,739.97         100.00%
(viii) Aggregate Investor Default Amount                         14,240,551.04
      As a % of Average Daily Invested Amount
      (Annualized based on 366 days/year)                                18.21%
(ix)  Certificate Charge-Offs
      Class A                                                             0.00
      Class B                                                             0.00
      Class C                                                             0.00
      Class D                                                             0.00
	 Total Certificate Charge-Offs                                    0.00
(x)   Servicing Fee
      Class A                                                     1,193,166.80
      Class B                                                       153,416.76
      Class C                                                       153,416.76
      Class D                                                       204,546.72
	  Total Servicing Fee                                     1,704,547.04
(xi)  Pool Factor
      Class A                                                        1.0000000
      Class B                                                        1.0000000
      Class C                                                        1.0000000
(xii) Reallocated Principal Collections
      Class B                                                             0.00
      Class C                                                             0.00
      Class D  ** Everything was reimbursed                       2,436,643.62
		  by the end of the fiscal month.
(xiii) Excess Funding Account Balance                                     0.00
	Prefunding Account Balance                                        0.00
(xiv) Class C Trigger Event Occurrence                                    None
      Class C Reserve Amount                                               N/A
Average Net Portfolio Yield                                            18.6057%
Minimum Base Rate                                                       7.8398%
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